Exhibit 10.17

Incentive Stock Option for Jim Hyde

DATE

Dear :

Pursuant to the Lumos Networks Corp. 2011 Equity and Cash Incentive Plan (the “Plan”), the Plan’s administrative committee (the “Committee”) hereby grants to you this replacement Incentive Stock Option (“Option”) to purchase XXX shares of Common Stock, par value $.01, of Lumos Networks Corp. (the “Company ”) (the “Award”) at an Exercise Price of $XX.XX per share. Your Option (i) is intended to be an Incentive Stock Option and replaces and supersedes the Incentive Stock Option (your “NTELOS Option”) you previously were granted on                 , 20     to purchase shares of the common stock, par value $.01, of NTELOS Holdings Corp (“NTELOS”) and (ii) is in exchange for surrender of your NTELOS Option in connection with the separation of the Company from NTELOS (the “Separation”). The number of shares of Company Common Stock subject to the Option, and the exercise price of the Option, have been determined consistent with the applicable provisions of the Employee Matters Agreement dated October 1, 2011 (the “EMA”) entered into by and between NTELOS and the Company in connection with the Separation.

Your replacement Option will be treated as an Incentive Stock Option only to the extent that (i) the number of Award shares with respect to which this Option and any other Incentive Stock Options granted to you become exercisable for the first time in any calendar year multiplied by (ii) the Exercise Price of the Option does not exceed one hundred thousand dollars ($100,000) (or such other amount as is set as the limit for Incentive Stock Options). To the extent such dollar limitation is exceeded in any calendar year, then this Option may nevertheless be exercised as a Non-Qualified Stock Option for the excess number of Award shares. You may direct that any exercise of this Option be deemed an exercise of the Incentive Stock Option or the Non-Qualified Stock Option portion to the extent available hereunder.

This Award is subject to the applicable terms and conditions of the Plan, which are incorporated herein by reference, and in the event of any contradiction, distinction or difference between this letter and the terms of the Plan, the terms of the Plan will control. All capitalized terms used herein have the meanings set forth herein or in the Plan, as applicable.

Subject to your employment with NTELOS and its Subsidiaries prior to the Separation, and your continued employment with the Company and its Subsidiaries on and after the Separation, your Award has become vested and exercisable, or will vest and become exercisable, as follows (the “Time Vesting Schedule”):

25% of Award shares have vested or will vest on the first anniversary of the original grant date of your NTELOS Option; and

An additional 25% of Award shares have vested or will vest on the second anniversary of the original grant date of your NTELOS Option; and

An additional 25% of Award shares have vested or will vest on the third anniversary of the original grant date of your NTELOS Option; and

The final 25% of Award shares have vested or will vest on the fourth anniversary of the original grant date of your NTELOS Option.

Your Award will not vest solely upon a Change in Control, as defined in the Plan, except as otherwise described below.

In addition to the Time Vesting Schedule above, the following enhanced vesting provisions shall also apply to your Award shares.

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In the event the Company terminates your employment involuntarily and without Cause in contemplation of or within nine (9) months after a Change in Control, as defined in the Plan, then your entire Award will fully vest and become exercisable immediately prior to your Termination Date. Your employment will be considered to have been terminated “in contemplation of” a Change in Control only if the Company makes a public announcement or files a report or proxy statement with the Securities and Exchange Commission disclosing a transaction or series of transactions which, if completed, would constitute a Change in Control and your employment is terminated by the Company without Cause during the period beginning with such disclosure and ending the earlier of (x) the date that the Board, acting in good faith, adopts a resolution stating that the transaction or series of transactions will not be completed or (y) the date that such transaction or series of transactions is completed. You will not be entitled to receive the enhanced vesting provisions if your employment terminates on account of your death, disability, retirement, termination by the Company for Cause or your voluntary resignation for whatever reason.

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In the event your employment with the Company and its Subsidiaries terminates but you continue to serve on the Board of Directors of the Company or any of its Subsidiaries, your Award will continue to vest and become exercisable based upon such service.

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In the event your employment with, and your service on the Board of Directors of, the Company and its Subsidiaries terminates but you continue to be an employee or serve on the Board of Directors of NTELOS or any of its Subsidiaries, and you remain reasonably available to cooperate with the Company and its Subsidiaries as may be necessary for the Company to address matters of material strategic importance to the Company with respect to which you have expertise from your previous employment with, or service on the Board of Directors of, the Company or any of its Subsidiaries, your Award will continue to vest and become exercisable based upon your employment with, and/or service on the Board of Directors of, NTELOS or any of its Subsidiaries. For purposes of the foregoing, you will not be disqualified from being considered “reasonably available” to cooperate with the Company and its Subsidiaries if you are unable to cooperate with respect to any matters that are (i) in direct conflict with NTELOS and its Subsidiaries or (ii) conflict (in more than an immaterial way) with your duties and obligations to NTELOS or any of its Subsidiaries.

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In the event your employment with, and your service on the Board of Directors of, the Company and its Subsidiaries has terminated, and thereafter a Change in Control, as defined in the Plan, occurs while you continue to be an employee or serve on the Board of Directors of NTELOS or any of its Subsidiaries and you have remained reasonably available to cooperate with the Company and its Subsidiaries as may be necessary for the Company to address matters of material strategic importance to the Company with respect to which you have expertise from your previous employment with, or service on the Board of Directors of, the Company or any of its Subsidiaries, then your Award will fully vest and become exercisable immediately prior to the Change in Control. For purposes of the foregoing, you will not be disqualified from being considered “reasonably available” to cooperate with the Company and its Subsidiaries if you are unable to cooperate with respect to any matters that are (i) in direct conflict with NTELOS and its Subsidiaries or (ii) conflict (in more than an immaterial way) with your duties and obligations to NTELOS or any of its Subsidiaries.

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In the event NTELOS terminates your employment with, or service on the Board of Directors of, NTELOS and its Subsidiaries under any circumstances where any incentive stock options you have with NTELOS will vest and become exercisable upon such termination of employment or service, and you have remained reasonably available to cooperate with the Company and its Subsidiaries as may be necessary for the Company to address matters of material strategic importance to the Company with respect to which you have expertise from your previous employment with, or service on the Board of Directors of, the Company or any of its Subsidiaries, then your Award will vest and become exercisable immediately prior to such termination with NTELOS and its Subsidiaries to the same extent as your incentive stock options with NTELOS (even if you remain employed with, or are serving on the Board of Directors of, the Company or any of its Subsidiaries at that time). For purposes of the foregoing, you will not be disqualified from being considered “reasonably available” to cooperate with the Company and its Subsidiaries if you are unable to cooperate with respect to any matters that are (i) in direct conflict with NTELOS and its Subsidiaries or (ii) conflict (in more than an immaterial way) with your duties and obligations to NTELOS or any of its Subsidiaries.

Subject to the terms of the Plan and your continued employment or service on the Board of Directors through such date either with the Company and its Subsidiaries and/or with NTELOS and its Subsidiaries, the vested and exercisable portion of the Option will remain available for purchase until the tenth anniversary of the original grant date of your NTELOS Option (the “Expiration Date”). However, notwithstanding the foregoing, upon the later of your Termination Date or the day on which your employment with and service on the Board of Directors of NTELOS and its Subsidiaries terminate, the Option shall remain exercisable only in accordance with the terms of the Plan and this Award (based upon the circumstances at the later of your Termination Date or the day on which your employment with and service on the Board of Directors of NTELOS and its Subsidiaries terminate) (the “Exercise Period”). Any vested and exercisable portion of your Award that is not so exercised within the applicable Exercise Period shall be forfeited with no further compensation due to you. Additionally, unless otherwise provided by the Committee, any portion of your Award that is not vested and exercisable as of the later of your Termination Date or the day on which your employment with and service on the Board of Directors of NTELOS and its Subsidiaries terminate shall be forfeited with no further compensation due to you.

All or part of the exercisable Options may be exercised by you upon (a) your written notice to the Company of exercise and (b) your payment of the Exercise Price and any applicable withholding taxes in full at the time of exercise in any manner provided for under the terms of the Plan.

By accepting this Award, you agree to be bound by the following confidentiality and non-solicitation restrictions:

Confidentiality

You understand and acknowledge that during your employment with the Company, you have been and will be making use of, acquiring or adding to the Company’s Confidential Information (as defined below). In order to protect the Confidential Information, you will not, during your employment with the Company or at any time thereafter, in any way utilize any of the Confidential Information except in connection with your employment by the Company. You will not at any time use any Confidential Information for your own benefit or the benefit of any person except the Company. At the end of your employment with the Company, you will surrender and return to the Company any and all Confidential Information in your possession or control, as well as any other Company property that is in your possession or control. The term “Confidential Information” shall mean any information that is confidential and proprietary to the Company, including but not limited to the following general categories: (a) trade secrets; (b) lists and other information about current and prospective customers; (c) plans or strategies for sales, marketing, business development, or system build-out; (d) sales and account records; (e) prices or pricing strategy or information; (f) current and proposed advertising and promotional programs; (g) engineering and technical data; (h) the Company’s methods, systems, techniques, procedures, designs, formula, inventions and know-how; (i) personnel information; (j) legal advice and strategies; and (k) other information of a similar nature not known or made available to the public or the Company’s competitors. “Confidential Information” shall also include any such information that you may prepare or create during your employment with the Company, as well as such information that has been or may be created or prepared by others. This promise of confidentiality is in addition to any common law or statutory rights of the Company to prevent disclosure of its trade secrets and/or Confidential Information.

Non-Solicitation

While you are employed by the Company and for one (1) year after your Termination Date, except as otherwise contemplated under the EMA, you will not, directly or indirectly, solicit or encourage any employee of the Company to terminate employment with the Company for any employment by a Competitor, any person who within the preceding 12 month period has been employed by the Company, or assist any other person, firm, or corporation to do any of the foregoing acts. Additionally, while you are employed by the Company and for one (1) year after your Termination Date, you will not, directly or indirectly, sell, attempt to sell, provide or attempt to provide, any wireline telecommunication services, including but not limited to internet services, to any person or entity who was a customer or an actively sought prospective customer of the Company, at any time during the Executive’s employment with the Company.

In the event you breach any of foregoing confidentiality or non-solicitation restrictions, in addition to any contractual or common law right the Company may have against you, you will waive and forfeit any and all rights to any further benefits under this letter or under the Plan and you will repay the Company for any benefit you may have already received under this letter or under the Plan.

Other Requirements

The Company may impose any additional conditions or restrictions on the Award or the exercise of the Option as it deems necessary or advisable to ensure that all rights granted under the Plan satisfy the requirements of applicable securities laws. The Company shall not be obligated to issue or deliver any shares if such action violates any provision of any law or regulation of any governmental authority or national securities exchange.

The Committee may amend the terms of this Award to the extent it deems appropriate to carry out the terms of the Plan. The construction and interpretation of any provision of this Award or the Plan shall be final and conclusive when made by the Committee.

Nothing in this letter shall confer on you the right to continue in the service of the Company or its Subsidiaries or interfere in any way with the right of the Company or its Subsidiaries to terminate your service at any time, which rights shall be subject to the terms and conditions of any applicable employment agreement or other contractual relationship between you and the Company, if such agreement or other relationship exists.

Please sign and return a copy of this agreement to Joe Leigh, Vice President Human Resources, designating your approval of this letter. This acknowledgement must be returned within thirty (30) days. Your signature will also acknowledge that you have received and reviewed the Plan and that you agree to be bound by the applicable terms of this letter and the Plan.

Very truly yours,

LUMOS NETWORKS CORP.

By:

ACKNOWLEDGED AND ACCEPTED

Dated:

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